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                           VAN ECK INVESTMENT TRUST

                       (A Massaschusetts Business Trust)

                        GOLD AND NATURAL RESOURCE FUND

                         SHARES OF BENEFICIAL INTEREST



ACCOUNT NO.        ALPHA CODE


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THIS CERTIFIES THAT
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                                             SEE REVERSE FOR CERTAIN DEFINITIONS

is the registered owner of


           FULLY PAID AND NON-ASSESSABLE SHARES .001 PAR VALUE) OF
                        GOLD AND NATURAL RESOURCE FUND

  A Series of Shares established and designated under the Master Trust Agreement of the Van Eck INVESTMENT TRUST, Massachusetts business trust (the "Trust") dated, January 7, 1987 as recorded from time to time (the "Trust Agreement"). The Terms of the Trust Agreement, a copy of which is on file with the Secretary of the Commonwealth of Massachusetts, are hereby incorporated by reference as fully as if set down here in their entirety. As provided to the Trust
Agreement the beneficial interest in the Trust has been divided into Shares of each series as may be by established and designated from time to time and the shares evidenced hereby represents the beneficial interest is an undivided proportionate part of the assets belonging to the above designated Series subject to the liabilities belonging to such Series. Such Series and other Series have the relative rights preferences set forth in the Trust Agreements and the Trust will furnish the holder of this certificate upon written request and without charge to customer of such relative rights and preferences. THE SHARES EVIDENCED HEREBY ARE SUBJECT TO REDEMPTION BY THE TRUST pursuant to the procedure that may be determined by the Trustee in accordance with the Trust Agreement. This certificate is issued by the Trustee of VAN ECK INVESTMENT TRUST not individually as Trustees under the Trust Agreement and represents Shares of the above designated Series and does not bind any of the Trustees, Shareholders, Officers, Employees or Agents of the Trust personally but only the assets and property of the Trust Subject to the provisions of the Trust Agreement: the shares represented by this certificate are transferable upon the books of the trust by the registered holder hereof in person or by his duly authorised attorney upon surrender of this certificate.

  Witness the facsimile signature of the President and Treasurer of the Trust and the signature of its duly authorised Agent.

     TREASURER                                           PRESIDENT

                                     SEAL

Countersigned:

                                                           Transfer Agent

By


                                                     Authorised Signature